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                                                                      EXHIBIT 11


                     SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                      EXHIBIT TO CONSOLIDATED FINANCIAL STATEMENTS

                          COMPUTATION OF PER SHARE EARNINGS
                  (Unaudited, in thousands, except per-share amounts)

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                                                          Three months ended                        Nine months ended
                                                   ------------------------------------    ------------------------------------
                                                   October 31, 1995    October 31, 1994    October 31, 1995    October 31, 1994
                                                   ----------------    ----------------    ----------------    ----------------
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PRIMARY:

  Net Income                                         $     14,749        $     13,221        $     41,566        $     35,107
  Reduction of interest expense, net of
   income tax expense on assumed retirement
   of short-term and long-term debt                           216                 201                 647                 589

  Interest earned, net of income tax expense
   on assumed investment of U.S. government
   securities or commercial paper                              --                  17                  --                  70
                                                     ------------        ------------        ------------        ------------
  Adjusted net income                                $     14,965        $     13,439        $     42,213        $     35,766
                                                     ------------        ------------        ------------        ------------
                                                     ------------        ------------        ------------        ------------

  Weighted average shares outstanding                      48,457              46,654              47,939              46,520
  Dilutive stock options, based on the modified
   treasury stock method, using average fair value          2,949               2,619               3,359               2,794
                                                     ------------        ------------        ------------        ------------
  Total average shares outstanding                         51,406              49,273              51,298              49,314
                                                     ------------        ------------        ------------        ------------
                                                     ------------        ------------        ------------        ------------
  Per Share Amount                                   $        .29        $        .27      $          .82        $        .73
                                                     ------------        ------------        ------------        ------------
                                                     ------------        ------------        ------------        ------------


FULLY DILUTED:

  Net Income                                         $     14,749        $     13,221        $     41,566        $     35,107
  Reduction of interest expense, net of
   income tax expense on assumed retirement
   of short-term and long-term debt                           191                 201                 573                 589

  Interest earned, net of income tax expense
   on assumed investment of U.S. government
   securities or commercial paper                              --                  --                  --                  46
                                                     ------------        ------------        ------------        ------------
  Adjusted net income                                $     14,940        $     13,422        $     42,139        $     35,742
                                                     ------------        ------------        ------------        ------------
                                                     ------------        ------------        ------------        ------------

  Weighted average shares outstanding                      48,457              46,654              47,939              46,520
  Dilutive stock options, based on the modified
   treasury stock method, using quarter-end or
   excercise date established price if higher
   than average fair value                                  2,949               2,619               3,359               2,794
                                                     ------------        ------------        ------------        ------------
  Total average shares outstanding                         51,406              49,273              51,298              49,314
                                                     ------------        ------------        ------------        ------------
                                                     ------------        ------------        ------------        ------------
  Per Share Amount                                   $        .29        $        .27      $          .82        $        .73
                                                     ------------        ------------        ------------        ------------
                                                     ------------        ------------        ------------        ------------

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